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                                                                   EXHIBIT 23.03

                        CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-3 (dated November , 1997) of Quintiles Transnational Corp. of our report dated 24 July 1996, with respect to the combined balance sheets as of March 31, 1996 and 1995 and the combined statements of income and cash flows for each of the years in the three year period ended March 31, 1996 of the Innovex Companies included in the Current Report on Form 8-K of Quintiles Transnational Corp. dated October 17, 1997.


/s/ KPMG

Reading, England
November 17, 1997